Exhibit 23


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS




We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-1251) pertaining to the Super Rite Foods, Inc. Employee Investment Opportunity Plan of our report dated June 26, 1998, with respect to the financial statements and schedules of the Super Rite Foods, Inc. Employee Investment Opportunity Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1997.



                                                        / s / ERNST & YOUNG LLP



Richmond, Virginia
June 26, 1998